Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER AND ANNUAL 2012
FINANCIAL AND OPERATING RESULTS AND
RESTATEMENT OF 2012 QUARTERLY RESULTS

FRISCO, TEXAS, February 11, 2013 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and year ended December 31, 2012.  Comstock also announced that it is restating results for the first three quarters of 2012 to reflect a change in the method used to account for the Company's crude oil derivative financial instruments.

Financial Results for the Three Months and Year Ended December 31, 2012

Low natural gas prices continue to adversely impact the Company's financial results for the fourth quarter of 2012 as Comstock reported a net loss of $78.2 million or $1.68 per share as compared to the net loss of $41.1 million or 89¢ per share for the three months ended December 31, 2011.  The fourth quarter of 2012 results include impairments of certain natural gas producing properties and exploratory acreage of $78.6 million ($51.1 million after tax or $1.10 per share) and an unrealized loss from derivatives of $2.0 million ($1.3 million after tax or 3¢ per share), while results for the three months ended December 31, 2011 included impairments of $60.8 million ($39.5 million after tax or 86¢ per share) and a gain on sale of marketable securities of $2.9 million ($1.9 million after tax or 4¢ per share).

Comstock's oil production in the fourth quarter of 2012 increased 62% to 561,000 barrels as compared to 346,000 barrels in the fourth quarter of 2011.  Conversely, oil production in the fourth quarter of 2012, which averaged 6,100 barrels of oil per day, decreased from the 7,200 barrels per day of production in the third quarter of 2012.  Comstock's oil production in the fourth quarter was negatively impacted by approximately 750 barrels per day, primarily from the shut-in of Eagle Ford shale wells during the quarter for fracing operations and for artificial lift installation.  Limited growth of oil production in the fourth quarter had been expected with respect to horizontal drilling activity in West Texas and pad drilling in the Eagle Ford shale resulting in a small number of wells coming on line in the quarter.  The Company's natural gas production decreased 24% to 17.9 billion cubic feet ("Bcf") as compared to 23.4 Bcf in the fourth quarter of 2011.  The decrease was primarily due to the sale of properties in May 2012 that averaged 9 million cubic feet ("MMcf") per day and declines resulting from the decrease in the Company's natural gas directed drilling due to the very low natural gas prices in 2012.

Comstock's average realized price for natural gas of $3.05 per Mcf for the fourth quarter of 2012 was 10% lower than the $3.40 per Mcf realized for the fourth quarter of 2011.  The Company's average realized price for oil for the fourth quarter of 2012, including hedging gains, was $101.56 per barrel, which was 1% higher than the average price of $100.18 per barrel in the fourth quarter of 2011.  Total oil and gas sales for the fourth quarter of 2012 of $106.6 million combined with realized gains from oil hedges of $5.1 million, or $111.7 million, decreased by $2.8 million or 2% as compared to 2011's fourth quarter sales of $114.5 million.  Oil sales composed 51% of total sales in the fourth quarter of 2012 as compared to only 30% in the fourth quarter of 2011.  Operating cash flow (before changes in working capital accounts) of $64.7 million in the fourth quarter of 2012 was 18% lower than operating cash flow of $78.8 million for the fourth quarter of 2011, and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $82.4 million in the fourth quarter of 2012 decreased 8% from EBITDAX of $89.9 million in the fourth quarter of 2011.

Comstock reported a net loss of $100.1 million or $2.16 per share for the year ended December 31, 2012 as compared to a net loss of $33.5 million or 73¢ per share for the year ended December 31, 2011.  The 2012 results include a net gain of $24.3 million ($15.8 million after tax or 34¢ per share) from the sale of oil and gas properties, which generated net proceeds of $166.7 million, a gain of $26.6 million ($17.3 million after tax or 37¢ per share) on the sale of marketable securities which generated net proceeds of $37.7 million and an unrealized gain from derivatives of $11.5 million ($7.5 million after tax or 16¢ per share).  The 2012 financial results also include impairments of oil and gas properties and unevaluated leases of $86.7 million ($56.3 million after tax or $1.21 per share).  Results for the year ended December 31, 2011 included a gain on sale of marketable securities of $35.1 million ($22.8 million after tax or 50¢ per share), impairments of $70.6 million ($45.9 million after tax or $1.00 per share), and a loss on early extinguishment of debt of $1.1 million ($0.7 million after tax or 2¢ per share).

Comstock's oil production in 2012 of 2.3 million barrels increased 175% over production in 2011.  Oil comprised 14% of equivalent production during 2012 as compared to only 5% in 2011.  Natural gas production of 82.5 Bcf for the year ended December 31, 2012 decreased by 9% from the year ended December 31, 2011.  Natural gas prices were substantially weaker in 2012 as compared to 2011.  Comstock's average realized natural gas price decreased 36% to $2.52 per Mcf for 2012 as compared to $3.91 per Mcf for 2011.  The Company's average realized oil price for 2012 of $101.18 per barrel, including hedging gains, was 6% above 2011's average realized price of $95.73.  Total 2012 oil and gas sales of $431.9 million, combined with realized gains from oil hedges of $9.8 million, or $441.7 million, increased $7.3 million or 2% as compared to 2011's sales of $434.4 million.  Revenues from oil sales of $233.6 million for the year ended December 31, 2012 increased by $153.4 million or 191% from the year ended December 31, 2011, while revenues from natural gas sales decreased by $146.1 million or 41% from the year ended December 31, 2011.  Operating cash flow (before changes in working capital accounts) of $261.3 million in 2012 decreased 12% from operating cash flow of $297.6 million in 2011.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, decreased 5% to $320.6 million in 2012 from EBITDAX of $336.3 million in 2011.  The lower natural gas prices not only caused cash flow, EBITDAX and earnings to decline but also resulted in an increase to the Company's depreciation, depletion and amortization expense due to the significant reduction in the Company's undeveloped natural gas reserves throughout 2012.

2012 Drilling Results

Comstock reported on the results of its 2012 drilling program.  The Company spent $489.7 million in 2012 on its drilling activities and $35.1 million to acquire leases for future exploration and production and drilled 85 wells (54.2 net) and completed 74 wells (49.3 net).  As of December 31, 2012 the company also had five oil wells (3.8 net) in the process of being drilled in South Texas and West Texas.

In the South Texas region, Comstock drilled 30 wells (20.5 net) during 2012, all of which were horizontal Eagle Ford shale wells.  During 2012, Comstock completed 28 horizontal Eagle Ford shale wells, which were put on production at an average per well initial production of 647 barrels of oil equivalent ("BOE") per day.  As of December 31, 2012, Comstock had six (3.8 net) Eagle Ford shale wells waiting on completion.  The six new Eagle Ford wells reported on this quarter averaged 682 BOE per day with the Gloria Wheeler A #2H, the Gloria Wheeler B #2H and the Cutter Creek A #1H in McMullen County having the highest initial production rates at 987, 872 and 765 BOE per day, respectively.  These wells are being produced under the Company's restricted choke program and the initial tests were obtained with a 16/64 inch choke.

In the West Texas region, the Company drilled 48 (30.5 net) wells in 2012, two (1.9 net) of which were horizontal Wolfcamp wells.  Of the wells drilled, Comstock completed 29 (26.3 net) operated wells in 2012.  These wells had an average per well initial production rate of 356 BOE per day.  Comstock also participated in 16 (3.1 net) non-operated Wolfbone vertical wells which had an average initial production rate of 369 BOE per day.  At December 31, 2012, Comstock had three wells (1.0 net) awaiting completion.  Since the last update, Comstock has completed eight additional wells in its Wolfbone field which had an initial production rate of 319 BOE per day.  Comstock's second horizontal well testing the Middle Wolfcamp shale, the Dale Evans 196 #2H, was disappointing with an initial rate of 212 BOE per day.  Comstock's third horizonal well targeting the Wolfcamp "A" shale, the Gaucho 15 #1H, was drilled to a vertical depth of 10,665 feet with a 6,837 foot lateral.  As of February 11, 2013, this well has been fracture stimulated with 18 stages and is being prepared for flow.

Restatement of Previously Issued Unaudited Quarterly Financial Statements in 2012

On February 8, 2013, the Company's audit committee concluded that it is necessary for the Company to amend and restate its financial statements for each of the fiscal quarters ended March 31, June 30, and September 30, 2012 with respect to the accounting and disclosures for certain derivative financial transactions under Accounting Standards Codification Topic 815, Derivatives and Hedging ("ASC 815").  Management recently determined that the formal documentation it had prepared to support its initial hedge designations for effectiveness in connection with the Company's crude oil hedging program were not compliant with the technical documentation requirements to qualify for cash flow hedge accounting treatment in accordance with ASC 815, and as a result, the Company was not permitted to utilize hedge accounting treatment in the preparation of its financial statements.  The restatements eliminate hedge accounting treatment which had been applied in 2012 and reflect other immaterial adjustments to oil and gas sales.  Management intends to restate the quarterly results for the first three quarters of 2012 in connection with the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Under ASC 815, the fair value of hedge contracts is recognized in the Company's consolidated balance sheet as an asset or liability, as the case may be, and the amounts received or paid under the hedge contracts are reflected in earnings during the period in which the underlying production occurs.  If the hedge contracts qualify for hedge accounting treatment, the fair value of the hedge contract is recorded in "accumulated other comprehensive income", and changes in the fair value do not affect net income in the period.  If the hedge contract does not qualify for hedge accounting treatment, the change in the fair value of the hedge contract is reflected in earnings during the period as unrealized gain or loss from derivatives.  Under the cash flow hedge accounting treatment used by the Company, the fair value of the hedge contracts were recognized in the consolidated balance sheet with the resulting unrealized gain or loss recorded initially in "accumulated other comprehensive income" and later reclassified through earnings when the hedged production impacted earnings.  As a result of the determination that the documentation failed to meet the requirements necessary to utilize cash flow hedge accounting treatment, the unrealized gain or loss should have been recorded in the consolidated statements of operations as a component of earnings.  The Company has also been recognizing realized gains and losses from its derivative financial instruments in oil and gas sales, and is reclassifying these amounts as a separate component of non-operating income and expense.

The Company will restate its consolidated unaudited quarterly financial statements for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  The Company expects the restatement will have the following effects on its results of operations for the three months ended March 31, 2012, the three months ended June 30, 2012 and the three and nine months ended September 30, 2012:

Comstock Resources, Inc.
Restatement of Historical Financial Results
(Unaudited)

	Three Months Ended March 31, 2012		Three Months Ended June 30, 2012		Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported
Oil and gas sales	$111,689	$110,335	$100,736	$104,690	$112,895	$117,129	$325,320	$332,154
Realized gain (loss) from derivatives	$(1,354)	$—	$2,719	$—	$3,293	$—	$4,658	$—
Unrealized gain (loss) from derivatives	$(10,187)	$—	$34,797	$—	$(11,112)	$—	$13,498	$—
Net income (loss)	$1,375	$6,859	$7,165	$(10,304)	$(30,449)	$(25,988)	$(21,909)	$(29,433)

Net income (loss) per share:
Basic	$0.03	$0.14	$0.15	$(0.22)	$(0.66)	$(0.56)	$(0.47)	$(0.63)
Diluted	$0.03	$0.14	$0.15	$(0.22)	$(0.66)	$(0.56)	$(0.47)	$(0.63)

Comstock has planned a conference call for 9:30 a.m. Central Time on February 12, 2013, to discuss the operational and financial results for the fourth quarter of 2012.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-700-0161 (international dial-in use 617-213-8832) and provide access code 59409137 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 12:30 p.m. ET February 12, 2013 and will continue until 11:59 p.m. February 19, 2013.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 25712510.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.  For additional information, please visit Comstock's website at www.comstockresources.com.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Oil and gas sales	$106,603	$114,456	$431,923	$434,367
Gain on sale of oil and gas properties	—	—	24,271	—
Total revenues	106,603	114,456	456,194	434,367

Operating expenses:
Production taxes	3,148	1,440	14,021	3,670
Gathering and transportation	5,700	8,151	27,312	28,491
Lease operating	16,420	10,040	60,620	46,552
Exploration(a)	58,652	82	61,449	10,148
Depreciation, depletion and amortization	96,876	78,244	365,286	290,776
General and administrative	7,825	9,199	33,798	35,172
Impairment of oil and gas properties	20,018	60,817	25,368	60,817
Loss on sale of oil and gas properties	—	—	—	57
Total operating expenses	208,639	167,973	587,854	475,683

Operating loss	(102,036)	(53,517)	(131,660)	(41,316)

Other income (expenses):
Gain on sale of marketable securities	—	2,905	26,621	35,118
Realized gain from derivatives	5,108	—	9,766	—
Unrealized gain (loss) from derivatives	(2,008)	—	11,490	—
Other income	269	210	944	790
Interest expense	(19,274)	(12,006)	(64,575)	(42,688)
Total other income (expenses)	(15,905)	(8,891)	(15,754)	(6,780)

Loss before income taxes	(117,941)	(62,408)	(147,414)	(48,096)
Benefit from income taxes	39,790	21,274	47,354	14,624
Net loss	$(78,151)	$(41,134)	$(100,060)	$(33,472)

Net loss per share:
Basic	$(1.68)	$(0.89)	$(2.16)	$(0.73)
Diluted	$(1.68)	$(0.89)	$(2.16)	$(0.73)

Weighted average shares outstanding:
Basic	46,446	46,011	46,422	45,997
Diluted(b)	46,446	46,011	46,422	45,997

(a)	Includes impairments of unevaluated leases of $58.6 million and $61.3 million in the three months and year ended December 31, 2012, respectively.
(b)	Diluted shares outstanding is the same as basic due to the net loss in the periods.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

OPERATING CASH FLOW:

Net loss	$(78,151)	$(41,134)	$(100,060)	$(33,472)
Reconciling items:
Deferred income taxes	(39,839)	(21,245)	(47,192)	(14,652)
Depreciation, depletion and amortization	96,876	78,244	365,286	290,776
Impairment of oil and gas properties	20,018	60,817	25,368	60,817
Dry hole costs and leasehold impairments	58,615	—	61,300	9,819
Loss (gain) on sale of assets	—	(2,905)	(50,892)	(35,061)
Unrealized loss (gain) from derivatives	2,008	—	(11,490)	—
Debt issuance cost and discount amortization	1,588	949	5,277	4,300
Stock-based compensation	3,539	4,074	13,728	15,032
Operating cash flow	64,654	78,800	261,325	297,559
Excess income taxes from stock-based compensation	20	—	1,701	612
(Increase) decrease in accounts receivable	7,973	(4,088)	11,975	(9,046)
(Increase) decrease in other current assets	750	1,036	(4,309)	3,311
Decrease in accounts payable and accrued expenses	(36,866)	(8,393)	(8,463)	(7,532)
Net cash provided by operating activities	$36,531	$67,355	$262,229	$284,904

EBITDAX:

Net loss	$(78,151)	$(41,134)	$(100,060)	$(33,472)
Interest expense	19,274	12,006	64,575	42,688
Benefit from income taxes	(39,790)	(21,274)	(47,354)	(14,624)
Depreciation, depletion and amortization	96,876	78,244	365,286	290,776
Exploration	58,652	82	61,449	10,148
Impairment of oil and gas properties	20,018	60,817	25,368	60,817
Gain on sale of assets	—	(2,905)	(50,892)	(35,061)
Unrealized loss (gain) from derivatives	2,008	—	(11,490)	—
Stock-based compensation	3,539	4,074	13,728	15,032
EBITDAX	$82,426	$89,910	$320,610	$336,304

	As of December 31,
	2012	2011

BALANCE SHEET DATA:

Cash and cash equivalents	$4,471	$8,460
Marketable securities	12,312	47,642
Derivative financial instruments	11,651	459
Other current assets	48,712	56,529
Property and equipment, net	2,470,053	2,509,845
Other	19,944	16,949
Total assets	$2,567,143	$2,639,884

Accounts payable and accrued expenses	$139,058	$187,207
Long-term debt	1,324,383	1,196,908
Deferred income taxes	149,901	201,705
Other non-current liabilities	20,267	16,439
Stockholders' equity	933,534	1,037,625
Total liabilities and stockholders' equity	$2,567,143	$2,639,884

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2012							For the Three Months Ended December 31, 2011
	East Texas/ North Louisiana	South Texas		West Texas	Other	Total		East Texas/ North Louisiana	South Texas	West Texas	Other	Total
Oil production (Mbbls)	12	394		148	7	561		28	312		6	346
Gas production (MMcf)	15,340	1,833		254	496	17,923		20,177	2,659		595	23,431
Total production (MMcfe)	15,412	4,198		1,144	536	21,290		20,348	4,537		624	25,509

Oil sales	$1,042	$38,869		$11,390	$583	$51,884		$2,614	$31,638		$453	$34,705
Hedging gains(a)	—	3,830		1,278	—	5,108		—	—		—	—
Total oil, including hedging	1,042	42,699		12,668	583	56,992		2,614	31,638		453	34,705
Natural gas sales	44,816	6,451		1,641	1,811	54,719		65,959	11,331		2,461	79,751
Total oil and gas sales and realized gain from derivatives	$45,858	$49,150		$14,309	$2,394	$111,711		$68,573	$42,969		$2,914	$114,456

Average oil price (per barrel)	$86.72	$98.61		$76.87	$85.94	$92.46		$92.25	$101.10		$88.26	$100.18
Average oil price including hedging (per barrel)	$86.72	$108.33		$85.49	$85.94	$101.56		$92.25	$101.10		$88.26	$100.18
Average gas price (per Mcf)	$2.92	$3.52		$6.46	$3.65	$3.05		$3.27	$4.26		$4.14	$3.40
Average price (per Mcfe)	$2.98	$10.79		$11.39	$4.47	$5.01		$3.37	$9.47		$4.67	$4.49
Average price including hedging (per Mcfe)	$2.98	$11.71		$12.51	$4.47	$5.25		$3.37	$9.47		$4.67	$4.49

Production taxes	$407	$1,992		$627	$122	$3,148		$(949)	$2,228		$161	$1,440
Gathering and transportation	$4,692	$473		$289	$246	$5,700		$7,741	$294		$116	$8,151
Lease operating	$6,130	$5,618		$3,785	$887	$16,420		$7,236	$1,992		$812	$10,040

Production taxes (per Mcfe)	$0.03	$0.47		$0.55	$0.23	$0.15		$(0.05)	$0.49		$0.26	$0.06
Gathering and transportation (per Mcfe)	$0.30	$0.11		$0.25	$0.46	$0.27		$0.38	$0.06		$0.19	$0.32
Lease operating (per Mcfe)	$0.40	$1.35		$3.31	$1.65	$0.77		$0.36	$0.44		$1.30	$0.39

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—		$—	$—	$—		$16,879	$—	$201,782	$—	$218,661
Exploratory leasehold	2,136	1,456		3,786	—	7,378		12,064	43,860	147,532	—	203,456
Development leasehold	218	58		—	—	276		420	—	—	—	420
Exploratory drilling	217	1,299		—	—	1,516		2,290	2,131	—	—	4,421
Development drilling	(59)	39,852		45,188	—	84,981		46,713	76,726	—	160	123,599
Other development	488	583		209	21	1,301		532	345	—	92	969
Total	$3,000	$43,248	(b)	$49,183	$21	$95,452	(b)	$78,898	$123,062	$349,314	$252	$551,526

(a)	Reported as realized gain from derivatives in operating results.
(b)	Net of reimbursements received of $8,685 under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2012							For the Year Ended December 31, 2011
	East Texas/ North Louisiana	South Texas		West Texas	Other	Total		East Texas/ North Louisiana	South Texas	West Texas	Other	Total
Oil production (Mbbls)	81	1,679		517	32	2,309		117	697		24	838
Gas production (MMcf)	71,085	8,640		728	2,037	82,490		76,883	11,153		2,557	90,593
Total production (MMcfe)	71,574	18,712		3,830	2,229	96,345		77,585	15,338		2,699	95,622

Oil sales	$7,756	$170,242		$42,701	$3,165	$223,864		$10,614	$67,523		$2,107	$80,244
Hedging gains(a)	—	7,422		2,344	—	9,766		—	—		—	—
Total oil, including hedging	7,756	177,664		45,045	3,165	233,630		10,614	67,523		2,107	80,244
Natural gas sales	170,254	26,923		4,408	6,474	208,059		290,028	51,789		12,306	354,123
Total oil and gas sales and realized gain from derivatives	$178,010	$204,587		$49,453	$9,639	$441,689		$300,642	$119,312		$14,413	$434,367

Average oil price (per barrel)	$95.27	$101.41		$82.60	$98.66	$96.95		$90.74	$96.81		$88.63	$95.73
Average oil price including hedging (per barrel)	$95.27	$105.83		$87.14	$98.66	$101.18		$90.74	$96.81		$88.63	$95.73
Average gas price (per Mcf)	$2.40	$3.12		$6.05	$3.18	$2.52		$3.77	$4.64		$4.81	$3.91
Average price (per Mcfe)	$2.49	$10.54		$12.30	$4.32	$4.48		$3.87	$7.78		$5.34	$4.54
Average price including hedging (per Mcfe)	$2.49	$10.93		$12.91	$4.32	$4.48		$3.87	$7.78		$5.34	$4.54

Production taxes	$2,513	$8,518		$2,294	$696	$14,021		$(1,958)	$4,881		$747	$3,670
Gathering and transportation	$23,272	$2,412		$1,047	$581	$27,312		$26,581	$1,476		$434	$28,491
Lease operating	$31,109	$16,130		$9,372	$4,009	$60,620		$30,419	$12,443		$3,690	$46,552

Production taxes (per Mcfe)	$0.04	$0.46		$0.60	$0.31	$0.15		$(0.03)	$0.32		$0.28	$0.04
Gathering and transportation (per Mcfe)	$0.33	$0.13		$0.27	$0.26	$0.28		$0.34	$0.10		$0.16	$0.30
Lease operating (per Mcfe)	$0.42	$0.86		$2.45	$1.80	$0.63		$0.40	$0.81		$1.37	$0.48

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—		$3,235	$—	$3,235		$16,879	$—	$201,782	$—	$218,661
Exploratory leasehold	7,400	6,342		15,935	—	29,677		37,682	66,263	151,754	—	255,699
Development leasehold	767	1,390		—	—	2,157		695	103	—	—	798
Exploratory drilling	1,193	4,124		—	—	5,317		33,381	48,647	—	—	82,028
Development drilling	99,903	197,421		183,354	—	480,678		330,090	152,036	—	1,690	483,816
Other development	1,729	1,243		540	216	3,728		4,089	1,966	—	461	6,516
Total	$110,992	$210,520	(b)	$203,064	$216	$524,792	(b)	$422,816	$269,015	$353,536	$2,151	$1,047,518

(a)	Reported as realized gain from derivatives in the operating results.
(b)	Net of reimbursements received of $32,489 under the Company's Eagle Ford shale joint venture.